As filed with the Securities and Exchange Commission on June 30, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No.	FORM S-8 REGISTRATION STATEMENT No.
333-13461	333-108414

POST-EFFECTIVE AMENDMENT NO. 1 TO	POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT No.	FORM S-8 REGISTRATION STATEMENT No.
033-98402	033-74830
UNDER
THE SECURITIES ACT OF 1933

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0057842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4633 Old Ironsides Drive, Suite 240
Santa Clara, California 95054
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2002 Stock Option Plan
1996 Employee Stock Purchase Plan
1992 Stock Option Plan
(Full Title of the Plan)

Melvin L. Keating
President and Chief Executive Officer
4633 Old Ironsides Drive, Suite 240
Santa Clara, California 95054
(408) 855-4900
(Name and address, including zip code, and telephone number, including area code, of agent for services)
Copies to:
Lance A. McKinlay
Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, Seventeenth Floor
Costa Mesa, California 92626-1924
(714) 668-6200

SIGNATURES

TERMINATION OF REGISTRATION
This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (Registration Nos. 333-13461, 333-108414, 033-98402 and 033-74830) of Alliance Semiconductor Corporation (the “Company”), pertaining to the common stock issuable under the registrant’s 2002 Stock Option Plan, 1996 Employee Stock Purchase Plan, as amended, and 1992 Stock Option Plan (collectively, the “Plans”).
The 1996 Employee Stock Purchase Plan was previously terminated. The 2002 Stock Option Plan replaced the expired 1992 Stock Option Plan and the remaining options outstanding under the 2002 Stock Option Plan are not material.
Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to deregister all the shares of the Company’s common stock issuable under the Plans and registered under the Registration Statements that remained unissued as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 30, 2008.

ALLIANCE SEMICONDUCTOR CORPORATION
By:	/s/ Melvin L. Keating
Name:	Melvin L. Keating
Title:	President and Chief Executive Officer